Exhibit 10.7

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated March 28, 2006 is among SPECTRALINK CORPORATION, a Delaware corporation (the “Borrower”), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the administrative agent (the “Administrative Agent”).

RECITALS:

A.            The Borrower, the Administrative Agent, and the lenders party thereto have entered into that certain Credit Agreement dated as of December 9, 2005 (as amended by that certain First Amendment to Credit Agreement dated December 21, 2005 among the Borrower, the Administrative Agent and the Lenders party thereto, the “Agreement”).

B.            Pursuant to that certain Master Assignment and Acceptance dated as of December 23, 2005, JPMorgan Chase Bank, N.A. assigned a portion of its Commitment, Revolving Loans and Term Loans to Comerica West Incorporated, Guaranty Bank, KeyBank National Association, LaSalle Bank National Association, Silicon Valley Bank, and U.S. Bank National Association.

C.            The Borrower has advised the Administrative Agent and the Lenders that a Default has occurred under subsection (e) of Article VIII of the Agreement as a result of the Borrower’s failure to comply with the covenants set forth in subsections Section 5.01(b) and (c) of the Agreement, in each case for the fiscal quarter ended December 31, 2005 (the “Existing Default” and the covenants described in this paragraph, herein the “Violated Covenants”). In accordance with the Agreement, the Borrower has requested that the Lenders waive the Existing Default.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of March 15, 2006:

ARTICLE I.

Definitions

Section 1.1.            Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments to Credit Agreement

Section 2.1.            Amendment to Section 1.01. The last paragraph in the definition of the term “Applicable Rate” contained in Section 1.01 of the Agreement is amended and restated in its entirety to read as follows:

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of (A) each of the first three fiscal quarters of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(b) and (B) the last fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

Section 2.2.            Amendment to Section 5.01(a). Section 5.01(a) of the Agreement is amended and restated in its entirety to read as follows:

(a)           Annual Financial Statements. within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

Section 2.3.            Amendment to Section 5.01(b). Section 5.01(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)           Quarterly Financial Statements. within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for each such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

ARTICLE III.

Waiver

Section 3.1.            Waiver. Each of the undersigned Lenders waives the Existing Default and agrees not to exercise any rights or remedies available as a result of the occurrence thereof. To induce the Lenders to agree to the terms of this Section 3.1, the Borrower and the Subsidiary Loan Parties (by their execution below) agree that the waiver specifically described herein shall not constitute and shall not be deemed a waiver of any other Default, whether arising as a result of the further violation the Violated Covenants or otherwise, or a waiver of any rights or remedies arising as a result of such other Defaults. The failure to comply with the Violated Covenants for any date other than as described above in the definition of Existing Default shall constitute a Default. Each of the undersigned Lenders agrees that the Borrower shall not be required to deliver (a) its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the fiscal quarter ended December 31, 2005 as required by Section 5.01(b) of the Agreement or (b) a Compliance Certificate for the fiscal quarter ended December 31, 2005 as required by Section 5.01(c) of the Agreement.

ARTICLE IV.

Miscellaneous

Section 4.1.            Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms.

Section 4.2.            Representations and Warranties. The Borrower and each Subsidiary Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the date hereof and after giving effect to this Amendment: (a) no Default exists and (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date.

Section 4.3.            Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

Section 4.4.            Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5.            Expenses of Lender. Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Administrative Agent’s legal counsel, as and to the extent required by Section 10.03(a) of the Agreement. All amounts due under this Section shall be payable not later than three Business Days after written demand therefor, together with reasonably detailed supporting documentation.

Section 4.6.            Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7.            Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 4.8.            Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, the Borrower, each Subsidiary Loan Party and their respective successors and assigns, except that neither Borrower nor any Subsidiary Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

Section 4.9.            Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 4.10.          Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Subsidiary Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11.          Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12.          ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

Section 4.13.          Required Lenders. The Agreement is modified as provided in this Amendment with the agreement of the Borrower and the Required Lenders which means Lenders having more than fifty percent (50%) of the sum of the total Revolving Exposures, Term Loans and unused Commitments (such percentage applicable to a Lender, herein such Lender’s “Required Lender Percentage”). For purposes of determining the effectiveness of this Amendment, each Lender’s Required Lender Percentage is set forth on Schedule 4.13 hereto.

Executed as of the date first written above.

SPECTRALINK CORPORATION, as Borrower

By:
David I. Rosenthal, Executive Vice President
and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and as a Lender

By:
Sean J. Lynch, Vice President

COMERICA WEST INCORPORATED

By:
Name:
Title:

GUARANTY BANK

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Subsidiary Loan Party Consent

The undersigned Subsidiary Loan Party:  (i) hereby consents and agrees to this Amendment and (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Subsidiary Loan Party enforceable against it in accordance with their respective terms.

SUBSIDIARY LOAN PARTIES:

SPECTRALINK INTERNATIONAL CORPORATION

By:
David I. Rosenthal, Treasurer

SCHEDULE 4.13

to

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

Required Lenders

Lender	Required Lender Percentage Held	Lenders Agreeing to Second Amendment (insert % from prior column if Lender signs Amendment then total % in this column)
JPMorgan Chase Bank, N.A.	25.00%	25.00%
Comerica West Incorporated	12.50%	12.50%
Guaranty Bank	12.50%	12.50%
KeyBank National Association	12.50%	12.50%
LaSalle Bank National Association	12.50%	12.50%
Silicon Valley Bank	12.50%	12.50%
U.S. Bank National Association	12.50%	12.50%
TOTAL	100.00%	100.00%